CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, included in Amendment No. 9 to the Registration Statement (Form N-1A, No. 811-22705) of SSGA Master Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated August 31, 2015, with respect to the financial statements of SSGA Multi-Asset Real Return Portfolio, SSGA Income Allocation Portfolio, SSGA Global Allocation Portfolio, Blackstone/GSO Senior Loan Portfolio, SSGA Ultra Short Term Bond Portfolio, State Street DoubleLine Total Return Tactical Portfolio, SSGA MFS Systematic Core Equity Portfolio, SSGA MFS Systematic Growth Equity Portfolio, SSGA MFS Systematic Value Equity Portfolio and State Street Risk Aware Portfolio (ten of the portfolios comprising SSGA Master Trust), included in the June 30, 2015 Annual Report of SSGA Master Trust.

/s/ Ernst & Young

Boston, Massachusetts

October 27, 2015